Exhibit 99.1

LIVEMOCHA, Inc.

(in thousands)

(unaudited)

	Year Ended
	December 31,
	2012	2011
Total revenue	$3,613	$2,949

Net income/(loss)	(5,194)	(6,689)

Adjusted EBITDA (1)	(4,830)	(6,521)

(1) Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to restructuring costs and transaction and other costs associated with mergers and acquisitions.

LIVEMOCHA, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Year Ended
	December 31,
	2012	2011

Net income (loss)	$(5,194)	$(6,689)
Interest (income)/expense, net	135	2
Income tax expense (benefit)	—	—
Depreciation and amortization	50	47
Stock-based compensation	98	119
Other EBITDA Adjustments	81	—

Adjusted EBITDA*	$(4,830)	$(6,521)

* Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to restructuring costs and transaction and other costs associated with mergers and acquisitions.